SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES ACT OF 1934

DEUTSCHE BANK CORPORATION	DEUTSCHE BANK CAPITAL FUNDING LLC VIII	DEUTSCHE BANK CAPITAL FUNDING TRUST VIII
(Translation of Registrant’s Name Into English)	(Exact Name of Registrant as Specified in its Charter)	(Exact Name of Registrant as Specified in its Charter)
Federal Republic of Germany	Delaware	Delaware
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)
Not Applicable	20-5605010	20-7092140
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)
Taunusanlage 12
60325 Frankfurt am Main	60 Wall Street	60 Wall Street
Germany	New York, NY 10005	New York, New York 10005
011 49 69 910 00	212-250-2077	212-250-2077
(Address and telephone number of Registrant’s principal executive offices)	(Address and telephone number of Registrant’s principal executive offices)	(Address and telephone number of Registrant’s principal executive offices)

Deutsche Bank Americas Holding Corp.
c/o Office of the Secretary
60 Wall Street
New York, NY 10005
Attention Peter Sturzinger
+1 212 250-5591
(Name, address and telephone number of
agent for service)

Copies to:
Deutsche Bank Aktiengesellschaft
Taunusanlage 12
60325 Frankfurt am Main
Germany
Attn: Legal Department

Alan S. Dunning	Patrick S. Kenadjian
Cleary Gottlieb Steen & Hamilton LLP	Davis Polk & Wardwell
City Place House	Messeturm
55 Basinghall Street	D-60308 Frankfurt am Main
London EC2V 5EH	Germany
+44 20 7614 2200	+49 69 97 57 03 0
Ward A. Greenberg	James Leyden, Jr., Esq.
Cleary Gottlieb Steen & Hamilton LLP	Richards, Layton & Finger, P.A.
Main Tower	One Rodney Square
Neue Mainzer Strasse 52	P.O.Box 551
D-60311 Frankfurt am Main	Wilmington, Delaware 19889
Germany	+1 302 651-7700
+49 69 97103-0

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.     ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file numbers to which this form relates: 333-137902, 333-137902-01, 333-137902-02
(If applicable)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which Each
to be so Registered	Class is to be Registered

Trust Preferred Securities of Deutsche Bank Capital Funding Trust VIII	New York Stock Exchange

Company Preferred Securities of Deutsche Bank Capital Funding Trust VIII*	New York Stock Exchange

Subordinated Guarantees of Deutsche Bank Aktiengesellschaft in connection with Capital Securities*	New York Stock Exchange

*	For listing purposes only, not for trading
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of class)

Item 1. Description of Registrants’ Securities to be Registered.
Item 2. Exhibits
SIGNATURE

Item 1. Description of Registrants’ Securities to be Registered.
For a description of the securities to be registered hereunder, reference is made to: (1) the information under the heading “Description of Capital Securities” in the Prospectus included in the Registration Statement on Form F-3, dated October 10, 2006 (File Nos. 333-137902, 333-137902-01 and 333-137902-02) (the “Form F-3”) of Deutsche Bank Aktiengesellschaft, Deutsche Bank Capital Funding Trust VIII and Deutsche Bank Capital Funding LLC VIII (the “Registrants”), which information is incorporated herein by reference and (2) the information under the headings “Description of the Trust Securities,” “Description of the Company Securities,” “Description of the Subordinated Guarantees” and “Description of the Terms of the Initial Obligation” in a prospectus supplement (the “Prospectus Supplement”) that was filed on October 13, 2006 by the Registrants pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and which is incorporated herein by reference.
Item 2. Exhibits

4.1	Initial Trust Agreement of Deutsche Bank Capital Funding Trust VIII (incorporated by reference to Exhibit 4.2 to the Form F-3).

4.2	Form of Amended and Restated Trust Agreement of Deutsche Bank Capital Funding Trust VIII (incorporated by reference to Exhibit 4.3 to the Form F-3).

4.3	Initial Limited Liability Company Agreement of Deutsche Bank Capital LLC VIII (incorporated by reference to Exhibit 4.4 to the Form F-3).

4.4	Form of Amended and Restated LLC Agreement of Deutsche Bank Capital Funding LLC VIII (incorporated by reference to Exhibit 4.5 to the Form F-3).

4.5	Form of Trust Preferred Securities Subordinated Guarantee Agreement (incorporated by reference to Exhibit 4.6 to the Form F-3).

4.6	Form of Company Preferred Securities Subordinated Guarantee Agreement (incorporated by reference to Exhibit 4.7 to the Form F-3).

4.7	Form of Trust Preferred Security for Deutsche Bank Capital Funding Trust VIII (included in Exhibit 4.2)

4.8	Form of Company Preferred Security (included in Exhibit 4.4).

4.9	Form of Subordinated Debt Obligation issued in connection with certain Capital Securities. (incorporated by reference to Exhibit 4.11 to the Registrants’ filing on Form 6-K on October 12, 2006).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.
Date: October 13, 2006

DEUTSCHE BANK CAPITAL FUNDING TRUST VIII
By:	/s/ Richard Ferguson
Name:	Richard Ferguson
Title:	Regular Trustee

By:	/s/ Joseph Rice
Name:	Joseph Rice
Title:	Regular Trustee

DEUTSCHE BANK CAPITAL FUNDING LLC VIII
By:	/s/ Jean Devlin
Name:	Jean Devlin
Title:	Vice President

By:	/s/ Helmut Mannhardt
Name:	Helmut Mannhardt
Title:	Vice President

DEUTSCHE BANK AKTIENGESELLSCHAFT
By:	/s/ Melanie Poepping
Name:	Melanie Poepping
Title:	Vice President and Counsel

By:	/s/ Peter Zabel
Name:	Peter Zabel
Title:	Managing Director